Exhibit 99.1

W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000	NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President — External
Financial Communications
(203) 629-3000
W. R. BERKLEY CORPORATION REPORTS 2008 FINANCIAL RESULTS
Net Income $281 Million/Net Operating Income $513 Million
     Greenwich, CT, February 9, 2009 — W. R. Berkley Corporation (NYSE: WRB) today reported net income for 2008 of $1.62 per share, or $281 million, compared to $3.90 per share, or $766 million, for 2007. Net operating income for 2008 was $2.96 per share, or $513 million, compared with $3.73 per share, or $734 million, for 2007. During 2008, the Company changed its method of accounting for certain cash distributions received from investees. This change, which was applied retrospectively, increased net income for 2007 by $23 million, or 12 cents per share. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses.
Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2008	2007	2008	2007

Gross premiums written	$1,000,009	$1,160,080	$4,520,126	$5,053,230
Net premiums written	888,452	1,051,964	4,033,899	4,575,989

Net income	40,326	184,124	281,141	766,239
Net income per diluted share	0.24	0.97	1.62	3.90

Net operating income	103,363	183,213	513,099	734,005
Net operating income per diluted share	0.62	0.97	2.96	3.73

W. R. Berkley Corporation	Page 2
Full year 2008 highlights included:
•	Operating return on equity was 14.3%.

•	GAAP combined ratio was 93.1%.

•	Paid loss ratio was 55.7%.

•	The Company repurchased 20 million shares of its common stock.

•	Cash flow from operations (not including cash received from investment trading account) was $1 billion.

•	The Company started five new operating units — Berkley Asset Protection Underwriters, LLC, FinSecure LLC, Berkley Underwriting Managers Canada, Ltd., Berkley Professional Liability, LLC and Berkley Offshore Underwriting Managers, LLC.
     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “Our operating results for the quarter were satisfactory. The combined ratio and underwriting profitability continued to be good, particularly given the current economic conditions. The Company’s balance sheet and liquidity remain strong.
     “During the year, 20 million shares of our common stock were repurchased. This is part of our on-going focus to maintain the appropriate balance between capital adequacy and return on equity. Our book value per share was up for the year when adjusted for share repurchases and dividends.
     “The tumultuous financial markets in 2008 had an adverse impact on a small portion of our approximately $13 billion investment portfolio. Over 10% of the portfolio is maintained in cash and short-term assets as we believe exceptional liquidity is prudent at this time, in spite of the concomitant loss of investment income.
     “While price competition continues, we are beginning to see selective rate increases in some lines of business. We anticipate consequential improvement in the pricing environment by the end of this year. 2009 will still have substantial underwriting profitability, and we are optimistic that our operating returns will be in line with our targeted annual returns,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3
Webcast Conference Call
     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Monday, February 9, 2009 at 9:00 a.m. eastern time. The conference call will be webcast live on the Company’s website at www.wrberkley.com. A recording of the call will be available on the Company’s website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.
Forward Looking Information
     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2009 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the insurance and reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the potential impact of the current conditions in the financial markets on our results and financial condition, particularly if such conditions continue, the potential impact of current legislative, regulatory, accounting and other initiatives taken or which may be taken in response to the current conditions in the financial markets, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of significant and increasing competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2007, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including investments in financial institutions, merger arbitrage and private equity investments, the impact of current conditions in the financial markets on our ability to raise debt or equity capital, if needed, foreign currency and political risks relating to our international operations, other legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance or reinsurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2009 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
# # #

W. R. Berkley Corporation	Page 4
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2008	2007	2008	2007
Revenues:
Net premiums written	$888,452	$1,051,964	$4,033,899	$4,575,989
Change in unearned premiums	146,867	109,600	255,681	87,712

Premiums earned	1,035,319	1,161,564	4,289,580	4,663,701
Net investment income	113,584	165,634	537,033	634,386
Income (loss) from investment funds	(31,942)	6,872	(3,553)	38,274
Insurance service fees	25,355	22,663	102,856	97,689
Realized investment gains (losses)	(108,764)	1,456	(356,931)	49,696
Revenues from wholly-owned investees	44,765	41,619	137,280	102,846
Other revenues	518	195	2,543	1,805

Total revenues	1,078,835	1,400,003	4,708,808	5,588,397

Expenses:
Losses and loss expenses	631,663	684,388	2,688,661	2,779,578
Operating costs and expenses	360,163	391,232	1,475,165	1,530,987
Expenses from wholly-owned investees	43,422	39,929	134,037	96,444
Interest expense	20,232	22,889	84,623	88,996

Total expenses	1,055,480	1,138,438	4,382,486	4,496,005

Income before income taxes and minority interest	23,355	261,565	326,322	1,092,392

Income tax benefit (expense)	16,996	(76,050)	(44,919)	(323,070)
Minority interest	(25)	(1,391)	(262)	(3,083)

Net income	$40,326	$184,124	$281,141	$766,239

Net income per share:
Basic	$0.25	$1.01	$1.68	$4.05

Diluted	$0.24	$0.97	$1.62	$3.90

Average shares outstanding:
Basic	161,388	181,930	166,956	188,981
Diluted	167,859	189,167	173,454	196,698

W. R. Berkley Corporation	Page 5
Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2008	2007	2008	2007
Specialty: (2)
Gross premiums written	$382,535	$450,323	$1,590,335	$1,816,727
Net premiums written	344,270	415,963	1,453,778	1,704,880
Premiums earned	390,195	445,038	1,618,915	1,772,547
Pre-tax income	66,767	127,985	375,429	516,931
Loss ratio	60.8%	57.6%	60.1%	57.3%
Expense ratio	29.2%	27.7%	28.4%	26.7%
GAAP combined ratio	90.0%	85.3%	88.5%	84.0%

Regional: (2)
Gross premiums written	$308,147	$336,646	$1,385,791	$1,441,077
Net premiums written	272,728	299,305	1,211,096	1,267,451
Premiums earned	309,673	321,377	1,237,258	1,250,914
Pre-tax income	27,747	54,497	108,720	215,228
Loss ratio	61.2%	59.2%	65.4%	59.1%
Expense ratio	33.6%	31.7%	32.3%	31.4%
GAAP combined ratio	94.8%	90.9%	97.7%	90.5%

Alternative Markets:
Gross premiums written	$125,387	$139,631	$715,979	$758,285
Net premiums written	104,738	114,791	622,185	656,369
Premiums earned	158,615	164,293	626,858	651,909
Pre-tax income	36,399	56,764	201,879	248,080
Loss ratio	64.3%	62.9%	62.7%	59.2%
Expense ratio	25.7%	22.5%	24.2%	23.1%
GAAP combined ratio	90.0%	85.4%	86.9%	82.3%

Reinsurance: (2)
Gross premiums written	$91,113	$139,800	$458,668	$732,233
Net premiums written	87,148	134,120	435,108	682,241
Premiums earned	110,806	167,616	519,717	740,439
Pre-tax income	21,473	41,109	117,946	178,302
Loss ratio	59.9%	60.3%	64.7%	65.3%
Expense ratio	36.3%	37.1%	34.7%	31.3%
GAAP combined ratio	96.2%	97.4%	99.4%	96.6%

International:
Gross premiums written	$92,827	$93,680	$369,353	$304,908
Net premiums written	79,568	87,785	311,732	265,048
Premiums earned	66,030	63,240	286,832	247,892
Pre-tax income	21,580	17,880	52,945	44,457
Loss ratio	55.3%	53.3%	61.7%	62.6%
Expense ratio	42.6%	34.6%	38.9%	32.4%
GAAP combined ratio	97.9%	87.9%	100.6%	95.0%

W. R. Berkley Corporation	Page 6
Operating Results by Segment (Continued)
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2008	2007	2008	2007
Corporate and Eliminations:
Realized investment gains (losses)	$(108,764)	$1,456	$(356,931)	$49,696
Interest expense	(20,232)	(22,889)	(84,623)	(88,996)
Other revenues and expenses (3)	(21,615)	(15,237)	(89,043)	(71,306)
Pre-tax loss	(150,611)	(36,670)	(530,597)	(110,606)

Total:
Gross premiums written	$1,000,009	$1,160,080	$4,520,126	$5,053,230
Net premiums written	888,452	1,051,964	4,033,899	4,575,989
Premiums earned	1,035,319	1,161,564	4,289,580	4,663,701
Pre-tax income	23,355	261,565	326,322	1,092,392
Loss ratio	61.0%	58.9%	62.7%	59.6%
Expense ratio	31.6%	29.8%	30.4%	28.5%
GAAP combined ratio	92.6%	88.7%	93.1%	88.1%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2)	Weather-related losses were $6 million and $3 million for the fourth quarter of 2008 and 2007, respectively, and $114 million and $34 million for full year 2008 and 2007, respectively. The 2008 weather-related losses, which included losses from Hurricanes Ike, Gustav and Dolly, were $90 million for the regional segment, $9 million for the specialty segment and $15 million for the reinsurance segment.

(3)	Other revenues and expenses include corporate investment income, expenses not allocated to the business segments and revenues and expenses from investments in wholly-owned, non-insurance subsidiaries that are consolidated for financial reporting purposes.

W. R. Berkley Corporation	Page 7
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31,	December 31,
	2008	2007

Net invested assets (1)	$12,522,360	$13,251,497
Total assets	16,121,158	16,820,005
Reserves for losses and loss expenses	8,999,596	8,678,034
Senior notes and other debt	1,021,869	1,121,793
Junior subordinated debentures	249,584	249,375
Stockholders’ equity (2) (3) (4)	3,046,319	3,592,368
Shares outstanding (3)	161,467	180,321
Stockholders’ equity per share (4)	18.87	19.92
Stockholders’ equity per share, as previously reported (4)	NA	19.80

(1)	Net invested assets include investments, cash investments and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases. Reclassifications have been made to 2007 balance sheet accounts to conform to the presentation of the 2008 financial statements.

(2)	After-tax unrealized investment losses were $142 million as of December 31, 2008 compared with unrealized investment gains of $52 million as of December 31, 2007. Unrealized currency translation losses were $72 million as of December 31, 2008 compared with unrealized currency translation gains of $18 million as of December 31, 2007.

(3)	During 2008, the Company repurchased 20 million shares of its common stock for $546 million. Share repurchases for the full year of 2008 resulted in a reduction of stockholders’ equity per share of $0.89.

(4)	In the fourth quarter of 2008, the Company changed its method of accounting for cash distributions received in excess of an investment’s carrying value. Previously such distributions were reported as a deferred credit and recognized in earnings upon disposal of the investment. Under the new method, such distributions are recognized as a realized gain upon receipt. The Company received cash distributions in excess of the carrying value of an investment in 2007, and the accounting change was applied retrospectively to the 2007 financial statements. The effect of the change was to increase net income and stockholders’ equity by $23 million, or $0.12 per share.

W. R. Berkley Corporation	Page 8
Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Full Year
	2008	2007	2008	2007

Reconciliation of net operating income to net income:
Net operating income (1)	$103,363	$183,213	$513,099	$734,005
Realized investment gains (losses), net of taxes(2)	(70,630)	911	(231,958)	32,234
Effective tax rate adjustment (3)	7,593	—	—	—

Net income	$40,326	$184,124	$281,141	$766,239

Return on equity (4):

Net income	4.5%	22.1%	7.8%	23.0%

Net operating income	11.5%	22.0%	14.3%	22.0%

Cash flow:

Cash flow from operations before cash transfers to/from trading account (5)	$262,991	$354,441	$999,147	$1,449,884

Trading account transfers	503,813	—	553,813	—

Cash flow from operations	$766,804	$354,441	$1,552,960	$1,449,884

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company’s underlying operations.

(2)	Realized losses include after-tax write-downs of securities determined to have other-than-temporary declines in fair value of $68 million and $282 million for the fourth quarter and full year 2008, respectively.

(3)	Income taxes are allocated to operating income and realized gains and losses based on the actual year-to-date tax rate. For interim periods, any difference between the actual year-to-date tax rate and the previously projected full year effective tax rate is reported separately.

(4)	Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(5)	Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and management believes that excluding such transfers provides a useful measure of the Company’s cash flow. Reclassifications have been made to the 2007 cash flow to conform to the presentation of the 2008 financial statements.

W. R. Berkley Corporation	Page 9
Investment Information
As of December 31, 2008
Investment Allocation (based on carrying values):

U.S. government and agencies	9%
State and municipal	45%
Mortgage-backed securities, primarily U.S. government agencies	14%
Corporate	8%
Loans receivable, primarily mortgages	3%
Foreign governments and agencies	2%
Cash and cash equivalents (includes receivable from brokers and clearing organizations)	11%

Total fixed maturities	92%

Trading account equities	1%
Preferred stock	2%
Common stock	1%
Investment funds (1)	4%

Total invested assets	100%

Duration	3.1 years
Average quality rating	AA
Net Investment Income (amounts in thousands):

	Fourth Quarter		Full Year
	2008	2007	2008	2007
Fixed maturities, including cash	$118,700	$128,205	$497,549	$500,378
Equity securities available for sale	6,848	24,408	38,144	57,502
Arbitrage trading account	(10,750)	14,336	6,032	80,253
Investment expenses	(1,214)	(1,315)	(4,692)	(3,747)

Total	$113,584	$165,634	$537,033	$634,386

(1)	Financial results for certain investment funds are reported in the Company’s financial statements on a one quarter lag to facilitate the timely completion of the consolidated financial statements.